Exhibit 99.1

BY HAND DELIVERY

February 15, 2006

M. Dendy Young

RE:  Transition Agreement

Dear Dendy:

This letter agreement, effective as of the date above (the “Effective Date”) documents the terms between you and GTSI Corp. (“GTSI” or the “Company”) regarding your transition from your dual position as GTSI’s Chairman of the Board of Directors (“Chairman”) and CEO/President to the position of Chairman (“Agreement”). The GTSI Board of Directors (the “Board”) commends you for your many years of dedicated service to GTSI.

As agreed by you and the Board, it is in the best interest of the Company to retain your services as Chairman upon the following terms and conditions:

1.   EFFECTIVE DATE OF TRANSITION AS CEO/PRESIDENT

You agree to resign as CEO and President effective as of February 15, 2006, as evidenced by your resignation letter to John Toups, Lead Independent Director, executed this day and in the form attached as EXHIBIT A.

2.   ANNOUNCEMENT OF TRANSITION.

The Company will, following your execution of this Agreement announce your resignation as CEO/President and your continuation as Chairman, via email communication to the Company and to the public via a mutually agreed upon press release, substantially in the form set out in EXHIBIT B. In addition, as agreed by you and the Company, GTSI will sponsor one or more Company-wide events acknowledging your contribution and service as GTSI’s CEO and President.

3.   CONTINUATION AS CHAIRMAN.

The Board believes that it is in the best interest of the Company for you to continue to serve as Chairman through August 15, 2006 and you agree to continue to serve as Chairman through such date. Thereafter, you agree to consider serving as Chairman after this date if requested to do so by the Board. In your role as Chairman, you will perform duties normally attributable to this position, and special projects that may be requested by the Board or Company, to include reasonable efforts assisting with securing bank financing.

4. COMPENSATION AS CHAIRMAN AND/OR DIRECTOR

You will be entitled to the same Director compensation and expense reimbursement available to all Board members so long as you remain a Company Director. In addition to the Director fees to which you would be entitled, you will be entitled to additional compensation for the Chairman position equal to $50,000 (gross) annually to be paid quarterly. And, so long as you remain

Chairman, the Company will pay for your membership in the Tower Club, which helps to position GTSI within the business community.  As long as you remain a Director and in compliance with applicable laws and regulations, the Company will maintain your security clearance with applicable government agencies.

5.     FINAL PAYMENT.

In recognition of your many and significant contributions to the Company since December 1995 and consistent with your Employment Agreement, you will receive a payment equal to $1,092,000 (gross), to be paid over an eighteen (18) month period following the Effective Date. This amount represents your salary for this eighteen (18) month period, which is $600,000, and your targeted bonus for a six month period of $200,000, plus the amount of $292,000 which reflects the bonus paid to you in the previous twelve months.  This amount, subject to applicable deductions, will be paid to you on a biweekly basis consistent with GTSI’s normal payroll schedule for this time period. Payments will be pro rated if necessary at the end of the eighteen (18) month period.

Notwithstanding the foregoing, the payments provided in this Section 5 hereof shall become immediately due and payable in the event there is a “change of Control” with respect to the Company as that term is defined in the Employment Agreement (the Employment Agreement”) between the Company and you, dated as of January 1, 2001.

Other than as provided in this Agreement or as may be separately agreed to by the Company and you in writing, the payments described herein shall be the only compensation you will receive from the Company following the Effective Date.

6.     STOCK OPTIONS.

Provided that any extension of your existing stock options do not require stockholder approval or result in a charge to GTSI’s results of operation or otherwise constitute a compensation expense, the Board will authorize the extension of the exercise period for your stock options to the extent permitted under the Amended and Restated 1996 Stock Incentive Plan.

7.     OTHER BENEFITS.

In recognition of your role during the previous 10 years, and your continuing fulfillment of the terms in this Transition Agreement, GTSI also agrees to provide you with the following additional benefits:

a.               The Company will reimburse you monthly for your COBRA contribution for the 18 month period following the Effective Date;

b.              Reimburse you up to $20,000 for any legal fees incurred in connection with the transition of your dual position of president and CEO and Chairman to that of Chairman. You agree to provide GTSI with any such legal invoices within the 45 days following the Effective Date; and

c.               Provide to you, in recognition of your continuing role as a GTSI Director, your current Company portable computer and cell phone, along with a computer system and printer for your home use that you select, all free and clear of any obligation to GTSI (provided that all additional charges and fees not covered by GTSI’s expense policy for Directors will be covered by you).

8.     OTHER AGREEMENTS.

This Transition Agreement supersedes any and all previous agreements, whether written or oral, made between the parties regarding the subject matter hereof and terminates for all purposes the Employment Agreement dated January 1, 2001 between you and GTSI, and neither party has any obligations or rights under the Employment Agreement.

9.     MUTUAL UNDERSTANDING.

We agree that it is in the best interest of you and GTSI to act in good faith toward each other following the Effective Date of this Transition Agreement. As such, you and GTSI both agree that each will honor the obligation and commitments set out in this Agreement and that each will exercise, to the best of their ability, the roles and responsibilities generally assumed here. We also agree that neither you or GTSI’s Directors and officers will publicly disparage, whether in writing, electronically or orally the other party.

You agree to provide GTSI with any requested reasonable support and consultation regarding any GTSI legal matter, to include making yourself reasonably available at GTSI’s facilities to discuss background matters or appearances in court or at Deposition hearings. You also agree, if requested, to provide any affidavits or other written statements, and to sign such statements so long as they represent your actual knowledge and belief.  In the event you are requested to provide any affidavits, statements, or oral testimony, whether at deposition or at a hearing, you will have the right, at the expense of the Company, to have independent counsel of your choice present.

GTSI agrees to indemnify you as a director and officer of GTSI to the fullest extent permitted by the Company’s Restated Certificate of Incorporation and Bylaws, as such governing instruments are in effect as of the date hereof or as such indemnity provisions may be increased from time to time.

10. MUTUAL RELEASE

A.  Your Waiver & Release: In consideration of the additional benefits and compensation set out in the Transition Agreement, you agree to forever release and discharge GTSI and its successors, its current and prior stockholders of record, officers, directors, and employees, past or present, from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever:  whether known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated; whether or not previously brought before any state or federal agency, court or other governmental entity and whether existing on or arising prior to the date of this Waiver and Release; and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to your previous employment by GTSI, the separation of that employment, and any dealings between the parties concerning your employment existing prior to the date of execution of this Waiver and Release.  This expressly includes any and all claims of discrimination on account of sex, race, age, handicap, veteran status, national origin or religion, and claims or causes of action based upon any equal employment opportunity laws, ordinances, regulations or orders, including Title VII of the Civil Rights Act of 1964 and the Age Discrimination In Employment Act, the Americans With Disabilities Act, Executive Order 11246, the Rehabilitation Act and any applicable state or local anti-discrimination statutes.  It also includes claims for breach of any contract, agreement or promises made prior to this date; claims for wrongful termination actions of any type, breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; claims for fraud, libel, slander or invasion of privacy. This release also applies to any claims or rights that you might have or assert with respect to any claims or rights, if any, concerning any GTSI bonus plan.

YOU ACKNOWLEDGE THAT YOU HAVE READ THIS WAIVER AND RELEASE IN ITS ENTIRETY, HAVE HAD THE OPPORTUNITY TO ASK QUESTIONS ABOUT THIS WAIVER AND TO SEEK INDEPENDENT LEGAL COUNSEL, AND UNDERSTAND AND AGREE TO EACH PROVISION. YOU HAVE RECEIVED (OR HAVE VOLUNTARILY AND KNOWINGLY ELECTED NOT TO RECEIVE) INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS WAIVER AND RELEASE.  YOU ACKNOWLEDGE THAT YOU ARE NOT ENTITLED TO RELY UPON, NOR HAVE YOU IN FACT RELIED UPON, THE LEGAL OR OTHER ADVICE OF GTSI OR ITS AGENTS, INCLUDING ATTORNEYS OR OTHER EMPLOYEES, IN ENTERING INTO THIS TRANSITION AGREEMENT.

You have twenty one days from the Effective Date within which to accept the terms and conditions of this Waiver and Release, and you agree to notify GTSI’s General Counsel should you reject this Waiver and Release. In such case, GTSI will have no obligations to provide any of the additional benefits or compensation set out in the Transition Agreement.

B. GTSI’s Waiver & Release: Conditioned upon your compliance with this Transition Agreement and execution of this Waiver & Release, GTSI forever releases you, and your heirs and representatives, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Waiver & Release and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to your former employment by GTSI, your transition from GTSI, and any dealings between the parties concerning your employment prior to the date of execution of this Transition Agreement.

11.  JURISDICTION AND VENUE; WAIVER OF JURY TRIAL; GOVERNING LAW.

This Transition Agreement will be governed in accordance with the laws of the Commonwealth of Virginia and the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Fairfax County, Virginia. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES WITH RESPECT TO THIS AGREEMENT.

12. OTHER PROVISIONS.

This Transition Agreement will be publicly filed with the Company’s Exchange Act filings. The Board has adopted a resolution authorizing and instructing me to execute this Agreement on behalf of GTSI. If the terms herein are acceptable to you, please execute both originals, keep one for your records, and return one to me. Upon signature below, you may revoke your acceptance of this

Separation Letter within seven days of signing it by providing immediate written notice to GTSI’s General Counsel.

Thank you for your continued commitment to GTSI. I look forward to working with you in your continuing role as Chairman.

Very truly yours,

John Toups
Lead Independent Director

ACCEPTED AND AGREED

By:	/s/ Dendy Young
M. Dendy Young

Date: February 15, 2006